                                                                     EXHIBIT 4.1

   THESE SECURITIES HAVE NOT BEEN REGISTERED WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER REGULATION D PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT") OR OTHERWISE. THIS WARRANT SHALL NOT CONSTITUTE AN OFFER TO SELL NOR A SOLICITATION OF AN OFFER TO BUY THE SECURITIES IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION WOULD BE UNLAWFUL. THE SECURITIES ARE "RESTRICTED" AND MAY NOT BE RESOLD OR TRANSFERRED EXCEPT AS PERMITTED UNDER THE ACT PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM.

                         COMMON STOCK PURCHASE WARRANT

                  Number of Shares:  Fifty Thousand (50,000)

                            CONSTELLATION 3D, INC.
                            ----------------------

                         Void after December 31, 2003.

   1.    Issuance. This Warrant is issued to Focus Tech Investments, Inc. by
         --------
Constellation 3D, Inc., a Delaware corporation (hereinafter with its successors called the "Company").

   2.    Purchase Price; Number of Shares. Subject to the terms and conditions
         --------------------------------
hereinafter set forth, the registered holder of this Warrant (the "Holder"), is entitled upon surrender of this Warrant with the subscription form annexed hereto duly executed, at the office of the Company, at 805 Third Avenue - 14th Floor, New York, NY 10022, or such other office as the Company shall notify the Holder of in writing, to purchase from the Company at a price per share (the "Purchase Price") of $10.15313, of up to Fifty Thousand (50,000) fully paid and nonassessable shares of Common Stock, $ .001 par value, of the Company (the "Common Stock"). Until such time as this Warrant is exercised in full or expires, the Purchase Price and the securities issuable upon exercise of this Warrant are subject to adjustment as hereinafter provided.

   3.    Exercisability. This Warrant will become exercisable upon the execution
         --------------
hereof by the Company.

   4.    Payment of Purchase Price. Payment of the Purchase Price of the shares
         -------------------------
shall be by certified check or cashier's check or by wire transfer (of same day funds) to an account designated by the Company in an amount equal to the Exercise Price multiplied by the number of shares being purchased

   5.    Partial Exercise. This Warrant may be exercised in part, and the Holder
         ----------------
shall be entitled to receive a new warrant, which shall be dated as of the date of this Warrant, covering the number of shares in respect of which this Warrant shall not have been exercised.

   6.    Issuance Date. The person or persons in whose name or names any
         -------------
   certificate representing shares of Common Stock is issued hereunder shall be deemed to have become the holder of record of the shares represented thereby as at the close of business on the date this Warrant is exercised with respect to such shares, whether or not the transfer books of the Company shall be closed. Until such time as this Warrant is exercised in whole or in part, the Holder hereof shall have no rights as a shareholder of the Company.

   7.    Expiration Date. This Warrant shall expire at the close of business on
          ---------------
   December 31, 2003, and shall be void thereafter.

   8.    Reserved Shares; Valid Issuance. The Company covenants that it will at
         -------------------------------
   all times from and after the date hereof reserve and keep available such number of its authorized shares of Common Stock, free from all preemptive or similar rights therein, as will be sufficient to permit the exercise of this Warrant in full. The Company further covenants that such shares as may be issued pursuant to the exercise of this Warrant will, upon issuance, be validly issued, fully paid and nonassessable and free from all taxes, liens and charges with respect to the issuance thereof.

   9.    Dividends. If after May 15, 2001 (the "Original Issue Date") the
         ---------
   Company shall subdivide the Common Stock, by split-up or otherwise, or combine the Common Stock, or issue additional shares of Common Stock in payment of a stock dividend on the Common Stock, the number of shares issuable on the exercise of this Warrant shall forthwith be proportionately increased in the case of a subdivision or stock dividend, or proportionately decreased in the case of a combination, and the Purchase Price shall forthwith be proportionately decreased in the case of a subdivision or stock dividend, or proportionately increased in the case of a combination.

   10.   Mergers and Reclassifications.  If after the Original Issue Date there
         -----------------------------
   shall be any reclassification, capital reorganization or change of the Common Stock (other than as a result of a subdivision, combination or stock dividend provided for in Section 9 hereto), or any consolidation of the Company with, or merger of the company into, another corporation or other business organization (other than a consolidation or merger in which the Company is the continuing corporation and which does not result in any reclassification or change of the outstanding Common Stock), or any sale or conveyance to another corporation or other business organization of all or substantially all of the assets of the Company, then, as a condition of such reclassification, reorganization, change, consolidation, merger, sale or conveyance, lawful provisions shall be made, and duly executed documents evidencing the same from the Company or its successor shall be delivered to the Holder, so that the Holder shall thereafter have the right to purchase, at a total price not to exceed that payable upon the exercise of this Warrant in full, the kind and amount of shares of stock and other securities and property receivable upon such reclassification, reorganization, change consolidation, merger, sale or conveyance by a holder of the number of shares of Common Stock which might have been purchased by the Holder immediately prior to such reclassification, reorganization, change, consolidation, merger, sale or conveyance and in any such case appropriate provisions shall be made with respect to the rights and interest of the Holder to the end that the provisions hereof (including without limitation, provisions for the adjustment of the Purchase Price and the number of shares issuable hereunder) shall thereafter be applicable in relation to any shares of stock or other securities and property thereafter deliverable upon exercise hereof.

   11.   Fractional Shares. In no event shall any fractional share of Common
         -----------------
   Stock be issued upon any exercise of this Warrant. If, upon exercise of this Warrant, the Holder would, except as provided in this Section 12, be entitled to receive a fractional share of Common Stock, then the Company shall make a cash payment to the Holder equal to the quotient of (a) such fraction multiplied by (b) the fair market value of a share of Common Stock as determined by the Company's Board of Directors, in its sole discretion.

   12.   Certificate of Adjustment. Whenever the Purchase Price is adjusted, as
         -------------------------
   herein provided, the Company shall promptly deliver to the Holder a certificate either from the Company's President and its Treasurer or from a firm of independent public accountants setting forth the Purchase Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment.

   13.   Notices of Record Date, Etc.  In the event of:
         ----------------------------

         a. any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, or any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right,

         b. any reclassification of the capital stock of the Company, capital reorganization of the Company, consolidation or merger involving the Company, or sale or conveyance of all or substantially all of its assets, or

         c. any voluntary or involuntary dissolution, liquidation or winding-up of the Company,

   then and in each such event the Company will mail or cause to be mailed to the Holder a notice specifying (i) the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and stating the amount and character of such dividend, distribution or right, or (ii) the date on which any such reclassification, reorganization, consolidation, merger, sale or conveyance, dissolution, liquidation or winding-up is to take place, and the time, if any, is to be fixed, as of which the holders of record in respect of such event are to be determined. Such notice shall be mailed at least 20 days prior to the date specified in such notice on which any such action is to be taken. Failure to give such notice, or any defect therein, shall not affect the legality or validity of any dividend or distribution, or of any such transaction.

   14.   Amendment. The terms of this Warrant may be amended, modified or waived
         ---------
   only with the written consent of the Company and the holders of Warrants representing at least two-thirds of the number of shares of Common Stock then issuable upon the exercise of the Warrants. No such amendment, modification or waiver shall be effective as to this Warrant unless the terms of such amendment, modification or waiver shall apply with the same force and effect to all of the other Warrants then outstanding.

   15.   Warrant Register; Transfers, Etc.
         ---------------------------------

         a. The Company will maintain a register containing the names and addresses of the registered holders of the Warrants. The Holder may change its address as shown on the warrant register by written notice to the Company requesting such change. Any notice or written communication required or permitted to be given to the Holder may be given by certified mail or delivered to the Holder at its address as shown on the warrant register.

         b. This Warrant may not be transferred or assigned in whole or in part without the prior written consent of the Company, and without compliance with all applicable federal and state securities laws by the transferor and the transferee. Subject to all of the restrictions of the prior sentence, title to this Warrant may be transferred by endorsement (by the Holder executing the Assignment form annexed hereto) and delivery in the same manner as a negotiable instrument transferable by endorsement and delivery. Upon surrender of this Warrant to the Company, together with the assignment hereof properly endorsed, for transfer of this Warrant as an entirety by the Holder, the Company shall issue a new warrant of the same denomination to the assignee. Upon surrender of this Warrant to the Company, together with the assignment hereof properly endorsed, by the Holder for transfer with respect to a portion of the shares of Common Stock purchasable hereunder, the Company shall issue a new warrant to the assignee, in such denomination as shall be requested by the Holder hereof, and shall issue to such Holder a new warrant covering the number of shares in respect of which this Warrant shall not have been transferred.

         c. In case this Warrant shall be mutilated, lost, stolen or destroyed, the Company shall issue a new warrant of like tenor and denomination and deliver the same (i) in exchange and substitution for and upon surrender and cancellation of any mutilated Warrant, or (ii) in lieu of any Warrant lost, stolen or destroyed, upon receipt of evidence reasonably satisfactory to the Company of the loss, theft or destruction of such Warrant (including a reasonably detailed affidavit with respect to the circumstances of any loss, theft or destruction) and of indemnity reasonably satisfactory to the Company, provided, however, that so long as the original holder of this Warrant is the registered holder of this Warrant, no indemnity shall be required other than its written agreement to indemnify the Company against any loss arising from the issuance of such new warrant.

   16.   No Impairment.  The Company will not, by amendment of its Articles of
         -------------
   Incorporation or through any reclassification, capital reorganization, consolidation, merger, sale or conveyance of assets, dissolution, liquidation, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holder.

   17.   Governing Law. The provisions and terms of this Warrant shall be
         -------------
   governed by and construed in accordance with the internal laws of the State of New York.

   18.   Successors and Assigns. This Warrant shall be binding upon the
         ----------------------
   Company's successors and assigns and shall inure to the benefit of the Holder's successors, legal representatives and permitted assigns.

   19.   Business Days. If the last or appointed day for the taking of any
         -------------
   action required or the expiration of any right granted herein shall be a Saturday or Sunday or a legal holiday in the State of Delaware, then such action may be taken or right may be exercised on the next succeeding day which is not a Saturday or Sunday or such a legal holiday.

         IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its officers thereunto duly authorized as of May 15, 2001.


Dated:  New York, New York                      Constellation 3D, Inc.
        May 15, 2001

                                                By: /s/ Leonardo Berezowsky
                                                    -----------------------

                                                Name: Leonardo Berezowsky

                                                Title: Chief Financial Officer

ASSIGNMENT


     For value received __________________ hereby sells, assigns and transfers unto _____ ___________________ assigns and transfers unto____________________

_____________________________________________________________________________
[Please print or typewrite name and address of Assignee]

_____________________________________________________________________________
the within Warrant, and does hereby irrevocably constitute and appoint______________ its attorney to transfer the within Warrant on the books of the within named Company with full power of substitution on the premises.


Dated: __________________

In the presence of:

_________________________

SUBSCRIPTION


To: ____________________        Date: ___________________

     The undersigned hereby subscribes for _______ shares of Common Stock covered by this Warrant. The certificate(s) for such shares shall be issued in the name of the undersigned or as otherwise indicated below:

                                                ________________________
                                                Signature

                                                ________________________
                                                Name for Registration

                                                ________________________
                                                Mailing Address